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                                                                    EXHIBIT 23.3



The Board of Directors
Professionals Group Inc.:

We consent to incorporation by reference in the Post Effective Amendment No. 2 to the registration statement on Form S-4 of ProAssurance Corporation of our report dated February 23, 1999 relating to the consolidated statements of operations, comprehensive income, shareholders' equity, and cash flows for the year ended December 31, 1998, and the related financial statement schedules, which report appears in the December 31, 2000 annual report on Form 10-K/A of Professionals Group, Inc. and to the reference to our firm under the heading "Experts" in the registration statement.

The consolidated financial statements and related financial statement schedules give retroactive effect to the merger of Professionals Group, Inc., and Physicians Protective Trust Fund, on July 1, 1998, which has been accounted for as a pooling of interests business combination.


KPMG LLP
Detroit, Michigan
January  23, 2002